EX-99.B(j)vfconsnt


                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 59 to Registration Statement No. 2-31618 of United Vanguard Fund, Inc. on Form N-1A of our reports dated November 6, 1998 and May 7, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" in such Prospectus.



Deloitte & Touche LLP
Kansas City, Missouri
June 30, 1999